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                                                                    Exhibit 23.2

                              Accountants'Consent



The Board of Directors
NVR, Inc.:

We consent to the incorporation by reference herein of our report dated January 27, 1999, on the consolidated financial statements of NVR, Inc. and subsidiaries as of December 31, 1998 and 1997 and for each of the years in the three-year period ended December 31, 1998.


                                       KPMG LLP


Washington D.C.
June 2, 1999